Exhibit 10.9

Tripartite Agreement on Entrusted Payment

Party A (Payer): Jie Zhao

ID No.: 652901197610056918

Party B (Entrusted Payer): Beijing Enkemeida Investment Management Co., Ltd.

Party C (Payee): Micro Beauty Lightspeed Investment Management (Beijing) Limited

Whereas:

Party A and Party C have signed the loan contract, Party C agrees that Party A entrusts Party B to make the payment, and Party B agrees to made payment on behalf Party A to Party C according to the terms of this Agreement. Through consultation on an equal footing, Party A, Party B and Party C have reached the following agreement for mutual compliance.

Article I  Entrusted Payment

1.1 Party A entrusts Party B to make the payment and Party A and Party B agree that Party B shall make such payment according to the actual situation of Party C.

Article II  Rights and Obligations of Party A

2.1 Party A designates the following bank account as beneficiary’s account of Party C and guarantees its authenticity and validity.

Account name: Micro Beauty Lightspeed Investment Management (Beijing) Limited

Bank of deposit: China Merchants Bank Co., Ltd. Beijing East Fourth Ring Branch

Account number: 11091711.1610901

2.2 Disputes between Party C and Party A arising out of reasons not attributable to Party B shall be handled by Party A.

Article III  Rights and Obligations of Party B

3.1 Party B shall ensure the confidentiality of Party A’s related business and shall not disclose it to any unit (except as required by law) or any individual, otherwise, Party B shall bear all the adverse consequences and economic losses caused thereby.

Article IV  Rights and Obligations of Party C

4.1 Party C shall have the right to demand payment from Party B, and shall also have the right to demand payment from Party A in the event that Party B fails to pay as agreed.

Article V  Confidentiality

5.1 Without the written permission of the other party, neither party shall provide or disclose the materials and information related to the business of the other party to a third party, unless otherwise provided by law.

Article VI Transfer of Rights and Obligations

6.1 Neither party shall assign any of its rights and obligations under this Agreement without the written consent of the other party.

Beijing Enkemeida Investment Management Co., Ltd. (seal)

Micro Beauty Lightspeed Investment Management (Beijing) Limited (seal)

Article VII  Liability for Breach

7.1 Failure by either party to perform any of its obligations under this agreement shall be deemed as a breach of contract.

Article VIII  Dispute and Settlement

8.1 Any dispute arising from the performance of this agreement may be settled by both parties through negotiation. If the negotiation fails, a lawsuit may be filed with the court where this Contract is signed by Party A.

Article IX  Miscellaneous

9.1 For the matters not covered herein, the three parties may sign a supplementary agreement or supplement, state or explain the relevant issues in this Agreement in the form of attachments. The supplementary agreement and attachments hereto shall form an integral part of this Agreement and have the same legal effect as this Agreement.

Article X

10.1 This Agreement is made in triplicate, with Party A, Party B and Party C holding one copy respectively, which shall come into force upon being signed or sealed by the three parties.

[No Text Below]

Party A (seal): Jie Zhao

Jie Zhao

Date of signing: November 2, 2016

Party B (seal): Beijing Enkemeida Investment Management Co., Ltd.

Beijing Enkemeida Investment Management Co., Ltd. (seal)

Legal representative:

Date of signing: November 2, 2016

Party C (seal): Micro Beauty Lightspeed Investment Management (Beijing) Limited

Micro Beauty Lightspeed Investment Management (Beijing) Limited (seal)

Legal representative:

Date of signing: November 2, 2016